UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2021

HENNESSY CAPITAL INVESTMENT CORP. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39892	85-3433864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3415 N. Pines Way, Suite 204 Wilson, Wyoming	83014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (307) 201-1903

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.0001 per share	HCIC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	HCICW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	HCICU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 7, 2021, Hennessy Capital Investment Corp. V (“HCIC”) entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among HCIC, PlusAI Corp, an exempted company incorporated with limited liability in the Cayman Islands (“Plus”), Plus Inc., an exempted company incorporated with limited liability in the Cayman Islands (“PubCo”), Prime Merger Sub I, Inc., an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly-owned subsidiary of PubCo (“First Merger Sub”), Prime Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Second Merger Sub”) and Plus Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands and wholly-owned subsidiary of Plus (“Plus Holdings”) to effect HCIC’s initial business combination (the “Business Combination”).

The Merger Agreement was amended and restated (the “A&R Merger Agreement”) in connection and concurrently with the execution and issuance of a warrant by Plus (the “Specified Customer Warrant”) on June 19, 2021, as described further in Item 8.01 of HCIC’s Current Report on Form 8-K filed with the SEC on June 21, 2021. The primary effect of the A&R Merger Agreement was to reflect the issuance of the Specified Customer Warrant, including an updated capitalization representation and warranty of Plus, removal of conditional language tied to the future issuance of the Specified Customer Warrant, and to reflect that Plus’s organizational documents had been updated to add the new class of preferred shares for which the Specified Customer Warrant could be exercised.

A copy of the A&R Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the A&R Merger Agreement is qualified in its entirety by reference to the full text of the A&R Merger Agreement filed with this Current Report on Form 8-K. The A&R Merger Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about HCIC, Plus or the other parties thereto. In particular, the assertions embodied in representations and warranties by HCIC, Plus, Plus Holdings, PubCo, First Merger Sub or Second Merger Sub contained in the A&R Merger Agreement are qualified by information in the disclosure schedules provided by the parties in connection with the signing of the A&R Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the A&R Merger Agreement. Moreover, certain representations and warranties in the A&R Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the A&R Merger Agreement as characterizations of the actual state of facts about HCIC, Plus, Plus Holdings, PubCo, First Merger Sub or Second Merger Sub.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description
2.1*	Amended and Restated Merger Agreement and Plan of Reorganization, dated as of June 19, 2021, by and among Hennessy Capital Investment Corp. V, PlusAI Corp, Plus Inc., Prime Merger Sub I, Inc., Prime Merger Sub II, Inc. and Plus Holdings Ltd.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Hennessy Capital Investment Corp. V agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021

Hennessy Capital Investment Corp. V

By:	/s/ Nicholas A. Petruska
Name: Nicholas A. Petruska
Title: Chief Financial Officer

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